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                  MORGAN STANLEY HIGH INCOME ADVANTAGE TRUST III

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                          TO BE HELD DECEMBER 10, 2002

     The undersigned shareholder of Morgan Stanley High Income Advantage
Trust III does hereby appoint Barry Fink, Ronald E. Robison and Joseph J. McAlinden and each of them, as attorneys-in-fact and proxies of the undersigned, each with the full power of substitution, to attend the Special Meeting of Shareholders of Morgan Stanley High Income Advantage Trust III to be held on
December 10, 2002, in the                    at       A.M., New York time, and
at all adjournments thereof and to vote the shares held in the name of the undersigned on the record date for said meeting for the Proposal specified on the reverse side hereof. Said attorneys-in-fact shall vote in accordance with their best judgment as to any other matter.





                          (Continued on reverse side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL SET FORTH ON THE REVERSE HEREOF AND AS RECOMMENDED BY THE BOARD OF TRUSTEES.

      IMPORTANT--THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.
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                                                      PLEASE MARK VOTES AS
                                                      IN THE EXAMPLE USING  [X]
                                                      BLACK OR BLUE INK

TO VOTE BY MAIL, PLEASE COMPLETE AND RETURN THIS CARD
YOU MAY ALSO VOTE A PROXY BY TOUCH-TONE PHONE OR BY INTERNET
(SEE ENCLOSED VOTING INFORMATION CARD FOR FURTHER INSTRUCTIONS)

TO VOTE A PROXY BY PHONE, call Toll-Free: 1-800-597-7836

TO VOTE A PROXY BY INTERNET, visit our Website(s): HTTPS://VOTE.PROXY_DIRECT.COM

                    FOR     AGAINST     ABSTAIN
The Proposal:       [ ]       [ ]         [ ]

Approval of the Agreement and Plan of Reorganization, dated as of July 25, 2002, pursuant to which substantially all of the assets of Morgan Stanley High Income Advantage Trust III would be combined with those of Morgan Stanley High Yield Securities Inc. and shareholders of Morgan Stanley High Income Advantage
Trust III would become shareholders of Morgan Stanley High Yield Securities Inc. receiving shares in Morgan Stanley High Yield Securities Inc. with a value equal to the value of their holdings in Morgan Stanley High Income Advantage Trust III.

Please sign personally. If the shares are registered in more than one name, each joint owner or each fiduciary, should sign personally. Only authorized officers should sign for corporations.

           Please make sure to sign and date this Proxy using black or blue ink.

           Date________________________________________________________________

           _____________________________________________________________________

           _____________________________________________________________________
                            Shareholder sign in the box above


           _____________________________________________________________________

           _____________________________________________________________________
                          Co-Owner (if any) sign in the box above
________________________________________________________________________________

 -  -  -  - PLEASE FOLD AND DETACH AT PERFORATION ALONG DOTTED LINES -  -  -  -


                          MORGAN STANLEY HIGH INCOME
                               ADVANTAGE TRUST III


                                   IMPORTANT


               USE ONE OF THE THREE EASY WAYS TO VOTE YOUR PROXY

 1. BY MAIL. PLEASE DATE, SIGN AND RETURN THE ABOVE PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE.

 2. BY INTERNET. HAVE YOUR PROXY CARD AT HAND. GO TO THE "VOTE YOUR PROXY HERE" LINK ON THE WEBSITE HTTPS://VOTE.PROXY_DIRECT.COM. ENTER YOUR 14-DIGIT CONTROL NUMBER LOCATED ON THE PROXY CARD AND FOLLOW THE SIMPLE INSTRUCTIONS.

 3. BY TELEPHONE. HAVE YOUR PROXY CARD AT HAND. CALL 1-800-597-7836 ON A TOUCH-TONE PHONE. ENTER YOUR 14-DIGIT CONTROL NUMBER LOCATED ON THE PROXY CARD AND FOLLOW THE SIMPLE RECORDED INSTRUCTIONS.